UHY VOCATION HK CPA LIMITED
Chartered Accountants
Certified Public Accountants

天職香港會計師事務所有限公司
香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

Managing Directors :

DAVID T. K. NG BTH, MCOM, CA(MIST), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MSCA, CA, FTIHK, HKRFP, JP(NSW)
吳梓堅會計師

S. T. YUEN MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, MIA, HKRFP
原樹堂會計師

Pang Hon Chung MBA, DipMS, FCCA, CGA, ACA, CPA(Practising)
彭漢中會計師

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(18 lines)
Fax : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Golden Green Enterprises Limited on Form 462(b) of our report dated July 13, 2009, which appears in Registration Statement No. 333-161924 of Golden Green Enterprises Limited on Form F-1 amendment No. 3 dated on November 5, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

UHY Vocation HK

UHY VOCATION HK CPA LIMITED,
Hong Kong, People's Republic of China.

November 10, 2009